 [NFG LOGO OMITTED]

Exh 99(b)

Financial
News

National Fuel Gas Company

10 Lafayette Square/Buffalo, NY 14203
Margaret M. Suto
Investor Relations
716-857-6987

RELEASE DATE:    Immediate July 30, 2003

Joseph Pawlowski
Treasurer
716-857-6904

NATIONAL FUEL REPORTS THIRD QUARTER RESULTS

Buffalo, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the quarter ended June 30, 2003 of $2.2 million or $0.03 per share, a decrease of $15.5 million or $0.19 per share from the prior year's third quarter earnings of $17.7 million or $0.22 per share (note: all references to earnings per share are to diluted earnings per share). The decrease in earnings was principally the result of a previously announced $22.6 million (after tax) or $0.28 per share full cost ceiling test write-down of Canadian oil and gas properties. Earnings for the third quarter of fiscal 2002 included a non-recurring $9.9 million or $0.12 per share charge relating to the Company's investment in the Independence Pipeline.

       Excluding the impact of non-recurring items, earnings for the quarter ended June 30, 2003 were $24.9 million or $0.31 per share, a decrease of $1.4 million or $0.01 per share from the same period in the prior fiscal year. Stronger earnings in the Utility and Pipeline and Storage segments were more than offset by lower production in the Exploration and Production and Timber segments and tighter margins in the Energy Marketing segment.

       Philip C. Ackerman, Chairman, President and Chief Executive Officer of National Fuel Gas Company commented: "Overall, our results for the quarter were in line with our expectations. We are pleased with the continued strong performance of the Utility and Pipeline and Storage segments. Though the ceiling test write-down was obviously disappointing, our pending sale of timber property will more than offset the write-down and the sale of the Canadian oil property.* Together they will strengthen our balance sheet and better position the Company to take advantage of future opportunities in the natural gas industry.*"

DISCUSSION OF THIRD QUARTER EARNINGS BY SEGMENT

Please note that the following discussion of earnings by segment excludes significant non-recurring profit and loss items in an effort to provide a clearer picture of actual operating results for the period. A summary of those non-recurring items follows the Discussion of Third Quarter Earnings by Segment, Discussion of Nine Month Results and Earnings Guidance sections below. A reconciliation of reported earnings to the earnings discussed below is provided on page 7 of this document.

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Page 2.

Regulated segments

       In the Utility segment, earnings of $8.1 million for the quarter ended June 30, 2003 were up $2.4 million from the prior year's third quarter. The principal contributor to the increase in earnings was a $1.2 million (after tax) refund provision recorded in the third quarter of fiscal 2002 under an earnings sharing mechanism in the Utility's New York Division. No such provision was required in the third quarter of fiscal 2003. Lower operation and maintenance expense and a lower effective income tax rate also contributed to the improvement in earnings.

       In the Pipeline and Storage segment, earnings of $11.7 million for the quarter ended June 30, 2003 were up $2.3 million from the third quarter of fiscal 2002. The increase in earnings was principally the result of higher efficiency gas revenues, which were attributable to both higher volumes and natural gas commodity prices. Earnings in the Pipeline and Storage segment also increased due to the Company's acquisition of the Empire State Pipeline ("Empire"), which contributed approximately $0.01 per share.

Exploration and Production segment

       Seneca's earnings for the third quarter of fiscal 2003 were $7.2 million, down $2.8 million from the prior year's third quarter. Seneca’s year-on-year production for the quarter was down 21% to 17.8 Bcfe, due to the natural decline of offshore production, an outside-operated offshore pipeline leak that required four key producing blocks to be shut-in for ten days, and a decline in activity in Canada related to our previously announced decision to sell the Southeast Saskatchewan oil properties.

       However, results from our drilling operations continue to produce positive results. Seneca drilled 38 new wells with a success rate of 100%. In High Island Block, A-345, Seneca drilled and completed the #1 well, which had 120 feet of gas productive sand and is expected to be on production by the end of the calendar year. Seneca’s working interest in this well is 100%. In addition, Seneca is participating in the drilling of two other offshore wells and has a farm-out interest in three other wells. These wells are part of Seneca’s plans to transition out of the Gulf over the next five years. Onshore drilling plans remain on target with 35 wells drilled during the quarter with a 100% success rate. Seneca currently has one drilling rig operating full time in Pennsylvania, and two rigs drilling in Canada. Both the onshore and offshore drilling activity is for natural gas.

Other segments

       The International segment’s fiscal 2003 third quarter net loss of $3.5 million was $0.2 million higher than the same period in the prior fiscal year. Lower margins that were the result of a decline in heating and electric volumes were mostly offset by a decrease in expenses associated with a power development project in Italy.

       In the Energy Marketing segment, earnings decreased by $2.5 million from the prior year's third quarter, resulting in a loss of $0.07 million. Throughput in this segment increased

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Page 3.

by 3.0 Bcf or 33% mostly due to the addition of several high volume customers, but end of winter local distribution company operational constraints, combined with price volatility and weather related demand swings, placed significant downward pressure on margins realized in the third quarter.

       The Timber segment’s third quarter earnings of $1.0 million were $1.7 million lower than the prior year’s third quarter primarily due to a decrease in sales volume. Approximately half of the 0.7 million board foot (or 39%) decrease in log sales volume occurred in the high margin cherry log category. The decrease in log volumes was mostly the result of the Company's previously announced agreement to sell 70,000 acres of timber property (the Company curtailed production from these lands pending the closing of the sale). The wet weather experienced during the third quarter of fiscal 2003 also restricted the Company's ability to harvest its timber properties.

DISCUSSION OF NINE MONTH RESULTS

Reported earnings for the nine months ended June 30, 2003 were $120.8 million or $1.49 per share, an increase of $8.0 million or $0.09 from the prior year. Excluding non-recurring items, earnings for the nine months ended June 30, 2003 were $152.3 million or $1.88 per share, an increase of $28.8 million or $0.35 per share from the prior year. The following discussion of earnings by segment excludes significant non-recurring profit and loss items. See discussion below and a reconciliation to reported earnings on page 7.

       In the Utility segment, colder weather in Pennsylvania was the principal contributor to the $7.6 million increase in that segment's earnings.

       In the Pipeline and Storage segment, earnings were up $5.8 million due to higher efficiency gas revenues and the Company's acquisition of Empire.

       Earnings in the Exploration and Production segment were up $8.0 million primarily due to the dramatic increase in crude oil and natural gas prices. Lower production volumes, particularly in the Gulf of Mexico and Canada, partially offset the impact of higher commodity prices.

       Colder weather and higher heating service rates contributed to the $3.4 million increase in the International segment's earnings.

       The Energy Marketing segment's earnings were down $0.8 million from the prior year. Higher throughput as a result of colder weather and the addition of several high volume customers was offset by tighter margins caused by the high priced natural gas environment.

       In the Timber segment, earnings increased by $2.8 million primarily due to the year-to-date 2.2 million board foot increase in sales volume, most of which occurred in the high margin cherry category.

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EARNINGS GUIDANCE

As previously announced, the Company reaffirms its fiscal 2003 earnings guidance of $1.75 to $1.85 per share (before non-recurring items).* Including non-recurring items, the Company's fiscal 2003 earnings guidance is $2.00 to $2.10 per share.* The adoption of two new accounting pronouncements discussed below, the expected gain on the sale of timber properties, the full cost ceiling test impairment charge, and the estimated loss on the sale of Seneca's Canadian oil properties account for the difference between the two projected earnings ranges.

       Looking ahead, assuming a return to normal weather and lower commodity prices than experienced in 2003, the Company expects earnings for fiscal 2004 to be in the range of $1.70 to $1.80 per share excluding non-recurring items.* Including the impact of an expected one-time charge relating to pension obligations, earnings are expected to be in the range of $1.60 to $1.70 per share.*

DISCUSSION OF NON-RECURRING ITEMS (all amounts are after tax)

Page 7 of this document provides a reconciliation of earnings before non-recurring items to reported earnings. The following is a description of the non-recurring items included in that reconciliation.

       The comparative consolidated earnings for the three months ended June 30, 2003 exclude a $22.6 million impairment of oil and gas producing properties. Under the full cost method of accounting, Seneca is required to perform a quarterly "ceiling test." Under the ceiling test, the present value of future revenues from Seneca’s oil and gas reserves is compared (on a country-by-country basis) with the book value of those reserves at the balance sheet date. If the book value of the reserves in any country exceeds the present value of the associated future revenues, a non-cash charge must be recorded to write down the book value of the reserves to their present value. At June 30, 2003, the book value of Seneca's Canadian properties exceeded the present value of the associated revenues. Consequently, Seneca recorded an impairment charge of $22.6 million during the quarter ended June 30, 2003.

       The comparative consolidated earnings for the three months ended June 30, 2002 exclude a $9.9 million impairment charge relating to the Company's investment in the Independence Pipeline Company (Pipeline and Storage segment) and $1.3 million of income associated with the reversal of a reserve recorded in the first quarter of fiscal 2002 for the Company's exposure to Enron Corporation (Exploration and Production segment).

       Including the non-recurring items above, Seneca’s earnings for the third quarter of fiscal 2003 were down $26.7 million from the prior year's third quarter, resulting in a loss of $15.4 million, and the Pipeline and Storage segment's earnings for the third quarter of 2003 were up $12.2 million to $11.6 million.

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Page 5.

       The discussion of consolidated earnings for the nine months ended June 30, 2003 excludes the $22.6 million impairment of oil and gas producing properties discussed above, an $8.3 million charge resulting from the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (International segment), and a $0.6 million charge resulting from the Company's adoption of SFAS No. 143, Accounting for Asset Retirement Obligations (Exploration and Production segment).

       The comparative consolidated earnings for the nine months ended June 30, 2002 exclude a $9.9 million impairment charge relating to the Company's investment in the Independence Pipeline Company (Pipeline and Storage segment), and a net $0.9 million charge recorded to reserve for the Company's exposure to Enron Corporation (Exploration and Production segment).

       Including those non-recurring items, Seneca’s earnings for the nine months ended June 30, 2003 were down $14.4 million from the prior year, to $7.0 million, and the International segment's earnings were down $4.8 million from the prior year, resulting in a loss of $3.4 million. In addition, the Pipeline and Storage segment's earnings for the nine months ended June 30, 2003 were up $15.7 million from the prior year, to $34.9 million.

EARNINGS TELECONFERENCE

The Company will host a conference call on Thursday, July 31, 2003 at 8:30 a.m. (Eastern Daylight Time) to discuss this announcement. There are two ways to access this call; first, you may go to the Company’s home page at its Internet Web site http://www.nationalfuelgas.com and click on the words “Conference Call”; and for those without Internet access, a toll free number may be used. Please call 1-888-425-9158 and use the pass code “National Fuel” to listen to the live call. For those unable to listen to the live broadcast, a replay will be available at the above-mentioned Internet Web site beginning about one hour after the call, and continuing until the close of business on Thursday, August 7, 2003. In addition, the call will be recorded and a toll-free replay will be available for playback by telephone approximately one hour after the call is completed at 1-800-964-3639 (no pass code required), continuing until the close of business on Thursday, August 7, 2003.

       National Fuel is an integrated energy company with $3.8 billion in assets distributed among the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

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Page 6.

____________________

        •   Certain statements contained herein, including those which are designated with an asterisk (“*”), are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions including economic disruptions caused by terrorist activities or acts of war; changes in demographic patterns or weather conditions; changes in the availability and/or price of natural gas and oil; inability to obtain new customers or retain existing ones; significant changes in competitive conditions affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance oil and gas property acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the related effect given the accounting treatment or valuation of related derivative financial instruments; inability of the various counterparties to meet their obligations with respect to the Company’s financial instruments; regarding foreign operations - changes in foreign trade and monetary policies, laws, and regulations related to foreign operations, political and governmental changes, inflation and exchange rates, taxes and operating conditions; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; or the cost and effects of legal and administrative claims against the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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                             NATIONAL FUEL GAS COMPANY
                                  AND SUBSIDIARIES
                        RECONCILIATION TO REPORTED EARNINGS

                                                  Three Months       Three Months       Nine Months        Nine Months
                                                     Ended               Ended              Ended             Ended
Earnings Before Non-Recurring Items               June 30, 2003     June 30, 2002       June 30, 2003      June 30, 2002
                                                  (unaudited)         (unaudited)        (unaudited)       (unaudited)
                                                ----------------   ----------------   ----------------   ---------------

Utility
Reported earnings                                       $ 8,088            $ 5,711           $ 67,096          $ 59,455
                                                ----------------   ----------------   ----------------   ---------------

Pipeline and Storage
Reported earnings                                        11,648               (535)            34,947            19,280
Impairment of Independence Pipeline                           -              9,859                  -             9,859
                                                ----------------   ----------------   ----------------   ---------------
Earnings before non-recurring items                      11,648              9,324             34,947            29,139
                                                ----------------   ----------------   ----------------   ---------------

Exploration and Production
Reported earnings                                       (15,435)            11,232              6,954            21,381
Impairment of Oil and Gas Producing Properties           22,639                  -             22,639                 -
Cumulative Effect of Change in Accounting                     -                  -                637                 -
Reserve for Enron exposure                                    -             (1,277)                 -               887
                                                ----------------   ----------------   ----------------   ---------------
Earnings before non-recurring items                       7,204              9,955             30,230            22,268
                                                ----------------   ----------------   ----------------   ---------------

International
Reported earnings                                        (3,466)            (3,284)            (3,359)            1,482
Cumulative Effect of Change in Accounting                     -                  -              8,255                 -
                                                ----------------   ----------------   ----------------   ---------------
Earnings before non-recurring items                      (3,466)            (3,284)             4,896             1,482
                                                ----------------   ----------------   ----------------   ---------------

Energy Marketing                                ----------------   ----------------   ----------------   ---------------
Reported earnings                                           (67)             2,474              6,131             6,940
                                                ----------------   ----------------   ----------------   ---------------

Timber                                          ----------------   ----------------   ----------------   ---------------
Reported earnings                                           988              2,726              8,730             5,964
                                                ----------------   ----------------   ----------------   ---------------

Corporate and All Other                         ----------------   ----------------   ----------------   ---------------
Reported earnings                                           463               (648)               300            (1,695)
                                                ----------------   ----------------   ----------------   ---------------

Consolidated
Reported earnings                                         2,219             17,676            120,799           112,807
Total non-recurring items from above                     22,639              8,582             31,531            10,746
                                                ----------------   ----------------   ----------------   ---------------
Earnings before non-recurring items                    $ 24,858           $ 26,258          $ 152,330         $ 123,553
                                                ================   ================   ================   ===============

                            NATIONAL FUEL GAS COMPANY
                                 AND SUBSIDIARIES
                        RECONCILIATION TO REPORTED EARNINGS

                                                  Three Months       Three Months       Nine Months       Nine Months
(Diluted Earnings Per Share)                         Ended              Ended              Ended              Ended
                                                 June 30, 2003      June 30, 2002      June 30, 2003      June 30, 2002
                                                  (unaudited)         (unaudited)        (unaudited)       (unaudited)
                                                ----------------   ----------------   ----------------   ---------------
Utility
Reported earnings                                        $ 0.10             $ 0.07             $ 0.83            $ 0.74
                                                ----------------   ----------------   ----------------   ---------------

Pipeline and Storage
Reported earnings                                          0.14              (0.01)              0.43              0.24
Impairment of Independence Pipeline                           -               0.12                  -              0.12
                                                ----------------   ----------------   ----------------   ---------------
Earnings before non-recurring items                        0.14               0.11               0.43              0.36
                                                ----------------   ----------------   ----------------   ---------------

Exploration and Production
Reported earnings                                         (0.19)              0.14               0.09              0.27
Impairment of Oil and Gas Producing Properties             0.28                  -               0.28                 -
Cumulative Effect of Change in Accounting                     -                  -               0.01                 -
Reserve for Enron exposure                                    -              (0.02)                 -              0.01
                                                ----------------   ----------------   ----------------   ---------------
Earnings before non-recurring items                        0.09               0.12               0.38              0.28
                                                ----------------   ----------------   ----------------   ---------------

International
Reported earnings                                         (0.04)             (0.04)             (0.04)             0.02
Cumulative Effect of Change in Accounting                     -                  -               0.10                 -
                                                ----------------   ----------------   ----------------   ---------------
Earnings before non-recurring items                       (0.04)             (0.04)              0.06              0.02
                                                ----------------   ----------------   ----------------   ---------------

Energy Marketing                                ----------------   ----------------   ----------------   ---------------
Reported earnings                                             -               0.03               0.08              0.09
                                                ----------------   ----------------   ----------------   ---------------

Timber                                          ----------------   ----------------   ----------------   ---------------
Reported earnings                                          0.01               0.04               0.11              0.07
                                                ----------------   ----------------   ----------------   ---------------

Corporate and All Other                         ----------------   ----------------   ----------------   ---------------
Reported earnings                                          0.01              (0.01)             (0.01)            (0.03)
                                                ----------------   ----------------   ----------------   ---------------

Consolidated
Reported earnings                                          0.03               0.22               1.49              1.40
Total non-recurring items from above                       0.28               0.10               0.39              0.13
                                                ----------------   ----------------   ----------------   ---------------
Earnings before non-recurring items                      $ 0.31             $ 0.32             $ 1.88            $ 1.53
                                                ================   ================   ================   ===============

                                                NATIONAL FUEL GAS COMPANY
                                                    AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
                                                               Three Months Ended                Nine Months Ended
                                                                   June 30,                           June 30,
                                                                  (Unaudited)                        (Unaudited)
                                                           -----------------------------     ------------------------------
SUMMARY OF OPERATIONS                                           2003           2002               2003               2002
                                                         -------------   ----------------     --------------   -----------------
Operating Revenues                                        $   449,530     $      350,123         $1,738,302         $ 1,219,887
                                                         -------------   ----------------     --------------   -----------------

Operating Expenses:
  Purchased Gas                                               212,863            111,287            870,034             413,909
  Fuel Used in Heat and Electric Generation                    10,820             10,029             52,970              42,576
  Operation and Maintenance                                    90,635             94,316            285,491             299,794
  Property, Franchise and Other Taxes                          20,730             18,562             64,084              55,875
  Depreciation, Depletion and Amortization                     47,259             44,816            142,168             131,976
  Impairment of Oil and Gas Producing Properties               31,812                  -             31,812                   -
  Income Taxes - Current                                         (236)            23,738             82,684              39,894
                          - Deferred                            9,386             (9,982)             4,378              30,380
                                                         -------------   ----------------     --------------   -----------------
                                                              423,269            292,766          1,533,621           1,014,404
                                                         -------------   ----------------     --------------   -----------------

Operating Income                                               26,261             57,357            204,681             205,483

Operations of Unconsolidated Subsidiaries:
Income (Loss)                                                     (39)              (173)               489                (423)
Impairment of Investment in Partnership                             -            (15,167)                 -             (15,167)
                                                         -------------   ----------------     --------------   -----------------
                                                                  (39)           (15,340)               489             (15,590)
                                                         -------------   ----------------     --------------   -----------------

Other Income                                                    1,070              1,463              5,448               4,745
                                                         -------------   ----------------     --------------   -----------------

Income Before Interest Charges and Minority
  Interest in Foreign Subsidiaries                             27,292             43,480            210,618             194,638

Interest Charges                                               25,950             26,146             79,074              80,204
Minority Interest in Foreign Subsidiaries                         877                342             (1,853)             (1,627)
                                                         -------------   ----------------     --------------   -----------------

Income Before Cumulative Effect                                 2,219             17,676            129,691             112,807
Cumulative Effect of Changes in Accounting                          -                  -             (8,892)                  -
                                                         -------------   ----------------     --------------   -----------------

Net Income Available for Common Stock                     $     2,219     $       17,676       $    120,799     $       112,807
                                                         =============   ================     ==============   =================

Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect                      $ 0.03             $ 0.22             $ 1.61              $ 1.42
          Cumulative Effect of Changes in Accounting                -                  -              (0.11)                  -
                                                         -------------   ----------------     --------------   -----------------
          Net Income Available for Common Stock                $ 0.03             $ 0.22             $ 1.50              $ 1.42
                                                         =============   ================     ==============   =================
   Diluted:
          Income Before Cumulative Effect                      $ 0.03             $ 0.22             $ 1.60              $ 1.40
          Cumulative Effect of Changes in Accounting                -                  -              (0.11)                  -
                                                         -------------   ----------------     --------------   -----------------
          Net Income Available for Common Stock                $ 0.03             $ 0.22             $ 1.49              $ 1.40
                                                         =============   ================     ==============   =================

Weighted Average Common Shares:
  Used in Basic Calculation                                80,890,982         79,966,075         80,627,319          79,700,002
                                                         =============   ================     ==============   =================
  Used in Diluted Calculation                              81,914,060         80,840,436         81,095,757          80,673,096
                                                         =============   ================     ==============   =================

                 NATIONAL FUEL GAS COMPANY
                      AND SUBSIDIARIES
               CONSOLIDATED BALANCE SHEETS
                       (Unaudited)

                                                      June 30,   September 30,
(Thousands of Dollars)                                 2003          2002
-----------------------------------------------------------------------------

ASSETS
Property, Plant and Equipment                       $4,990,251    $4,512,651
Less - Accum. Depre., Depletion and Amort.           1,881,623     1,667,906
--------------------------------------------------  -------------------------
          Net Property, Plant and Equipment          3,108,628     2,844,745
--------------------------------------------------  -------------------------

Current Assets:
Cash and Temporary Cash Investments                     51,825        22,216
Receivables - Net                                      216,798        95,510
Unbilled Utility Revenue                                20,120        21,918
Gas Stored Underground                                  19,716        77,250
Materials and Supplies - at average cost                33,348        31,582
Unrecovered Purchased Gas Costs                         14,178        12,431
Prepayments                                             34,439        41,354
Fair Value of Derivative Financial Instruments           1,435         3,807
--------------------------------------------------  -------------------------
          Total Current Assets                         391,859       306,068
--------------------------------------------------  -------------------------

Other Assets:
Recoverable Future Taxes                                86,797        82,385
Unamortized Debt Expense                                23,064        20,635
Other Regulatory Assets                                 56,604        26,104
Deferred Charges                                         5,458         5,914
Other Investments                                       71,126        65,090
Investments in Unconsolidated Subsidiaries              16,400        16,753
Goodwill                                                 5,652         8,255
Intangible Assets                                       51,865        11,451
Other                                                   14,594        13,909
--------------------------------------------------  -------------------------
          Total Other Assets                           331,560       250,496
--------------------------------------------------  -------------------------
Total Assets                                        $3,832,047    $3,401,309
--------------------------------------------------  -------------------------

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
   Shares; Issued and Outstanding -  81,189,567 Shares
   and 80,264,734 Shares, Respectively                $ 81,190       $80,265
Paid in Capital                                        473,184       446,832
Earnings Reinvested in the Business                    606,496       549,397
--------------------------------------------------  -------------------------
Total Common Shareholder Equity Before
    Items of Other Comprehensive Loss                1,160,870     1,076,494
Accumulated Other Comprehensive Loss                   (13,973)      (69,636)
--------------------------------------------------  -------------------------
Total Comprehensive Shareholders' Equity             1,146,897     1,006,858
Long-Term Debt, Net of Current Portion               1,251,961     1,145,341
--------------------------------------------------  -------------------------
          Total Capitalization                       2,398,858     2,152,199
--------------------------------------------------  -------------------------

--------------------------------------------------  -------------------------
Minority Interest in Foreign Subsidiaries               34,212        28,785
--------------------------------------------------  -------------------------

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper            321,600       265,386
Current Portion of Long-Term Debt                      141,691       160,564
Accounts Payable                                       143,574       100,886
Amounts Payable to Customers                            12,907             -
Other Accruals and Current Liabilities                 166,057       121,518
Fair Value of Derivative Financial Instruments          37,120        31,204
--------------------------------------------------  -------------------------
          Total Current and Accrued Liabilities        822,949       679,558
--------------------------------------------------  -------------------------

Deferred Credits:
Accumulated Deferred Income Taxes                      371,335       356,220
Taxes Refundable to Customers                           15,596        15,596
Unamortized Investment Tax Credit                        8,375         8,897
Other Regulatory Liabilities                            75,984        82,676
Asset Retirement Obligation                             39,791             -
Other Deferred Credits                                  64,947        77,378
--------------------------------------------------  -------------------------
          Total Deferred Credits                       576,028       540,767
--------------------------------------------------  -------------------------
Commitments and Contingencies                                -             -
--------------------------------------------------  -------------------------
Total Capitalization and Liabilities                $3,832,047    $3,401,309
--------------------------------------------------  -------------------------

                            NATIONAL FUEL GAS COMPANY
                                 AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                          Nine Months Ended
                                                                                June 30,
(Thousands of Dollars)                                                    2003          2002
----------------------------------------------------------------------------------------------
Operating Activities:
Net Income Available for Common Stock                                   $120,799      $112,807
Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
          Depreciation, Depletion and Amortization                       142,168       131,976
          Impairment of Oil and Gas Producing Properties                  31,812             -
          Impairment of Investment in Partnership                              -        15,167
          Cumulative Effect of Changes in Accounting                       8,892             -
          Deferred Income Taxes                                            4,378        30,380
          (Income) Loss from Unconsolidated Subsidiaries,                    727           836
                   Net of Cash Distributions
          Minority Interest in Foreign Subsidiaries                        1,853         1,627
          Other                                                            2,480         4,703
     Change in:
          Receivables and Unbilled Utility Revenue                      (112,439)        1,273
          Gas Stored Underground and Materials and
              Supplies                                                    56,582        62,202
          Unrecovered Purchased Gas Costs                                 (1,747)      (14,344)
          Prepayments                                                      9,666         3,000
          Accounts Payable                                                38,716       (21,185)
          Amounts Payable to Customers                                    12,907       (51,223)
          Other Accruals and Current Liabilities                          46,343           163
          Other Assets                                                   (32,485)       13,119
          Other Liabilities                                              (12,823)       14,496
-----------------------------------------------------------------------------------------------
               Net Cash Provided by Operating Activities                $317,829      $304,997
-----------------------------------------------------------------------------------------------

Investing Activities:
Capital Expenditures                                                    ($96,838)    ($175,585)
Investment in Subsidiaries, Net of Cash Acquired                        (228,888)            -
Investment in Partnerships                                                  (375)         (536)
Other                                                                      3,069        19,931
-----------------------------------------------------------------------------------------------
               Net Cash Used in Investing Activities                   ($323,032)    ($156,190)
-----------------------------------------------------------------------------------------------

Financing Activities:
Change in Notes Payable to Banks and
     Commercial Paper                                                    $55,778     ($256,488)
Net Proceeds from Issuance of Long-Term Debt                             248,513       148,977
Reduction of Long-Term Debt                                             (223,581)       (4,767)
Dividends Paid on Common Stock                                           (62,646)      (60,204)
Proceeds From Issuance of Common Stock                                    12,733         7,839
-----------------------------------------------------------------------------------------------
               Net Cash Provided by (Used in) Financing Activities       $30,797     ($164,643)
-----------------------------------------------------------------------------------------------
Effect of Exchange Rates on Cash                                           4,015         1,820
-----------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash and Temporary
     Cash Investments                                                     29,609       (14,016)
Cash and Temporary Cash Investments
     at Beginning of Period                                               22,216        36,227
-----------------------------------------------------------------------------------------------
Cash and Temporary Cash Investments
     at June 30                                                          $51,825       $22,211
-----------------------------------------------------------------------------------------------

                                                 NATIONAL FUEL GAS COMPANY
                                                     AND SUBSIDIARIES

                                                    SEGMENT INFORMATION
                                                  (Thousands of Dollars)

                                             Three Months Ended                            Nine Months Ended
                                                  June 30,                                       June 30,
                                               (Unaudited)                                    (Unaudited)
                               ---------------------------------------------  ---------------------------------------------
                                                                 Increase                                       Increase
                                     2003            2002       (Decrease)         2003            2002        (Decrease)
                               --------------  -------------- --------------  --------------  -------------  --------------
Operating Revenues
Utility                            $ 226,000       $ 175,694       $ 50,306     $ 1,033,056      $ 695,703       $ 337,353
Pipeline and Storage                  51,108          41,416          9,692         146,011        126,449          19,562
Exploration and Production            75,752          84,079         (8,327)        233,735        232,283           1,452
International                         17,248          17,554           (306)        102,019         82,737          19,282
Energy Marketing                      93,966          42,468         51,498         262,542        127,389         135,153
Timber                                11,255          12,064           (809)         43,125         34,294           8,831
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Reportable Segments         475,329         373,275        102,054       1,820,488      1,298,855         521,633
All Other                                840           1,191           (351)          1,543          9,663          (8,120)
Intersegment Eliminations            (26,639)        (24,343)        (2,296)        (83,729)       (88,631)          4,902
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Consolidated              $ 449,530       $ 350,123       $ 99,407     $ 1,738,302    $ 1,219,887       $ 518,415
                               ==============  ============== ==============  ==============  =============  ==============

Operating Income (Loss)
 Before Income Taxes
Utility                             $ 19,285        $ 17,244        $ 2,041       $ 132,178      $ 119,412        $ 12,766
Pipeline and Storage                  23,335          17,953          5,382          68,474         56,186          12,288
Exploration and Production            (4,852)         31,597        (36,449)         52,705         72,304         (19,599)
International                         (4,099)         (3,087)        (1,012)         15,182          9,230           5,952
Energy Marketing                        (347)          3,631         (3,978)          9,481         10,944          (1,463)
Timber                                 2,024           4,843         (2,819)         15,480         11,331           4,149
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Reportable Segments          35,346          72,181        (36,835)        293,500        279,407          14,093
All Other                                 34              75            (41)           (383)          (612)            229
Corporate                                 31          (1,143)         1,174          (1,374)        (3,038)          1,664
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Consolidated               $ 35,411        $ 71,113      $ (35,702)      $ 291,743      $ 275,757        $ 15,986
Reconciling Items:
Current Income Tax expense              (236)         23,738        (23,974)         82,684         39,894          42,790
Deferred Income Tax expense            9,386          (9,982)        19,368           4,378         30,380         (26,002)
                               --------------  -------------- --------------  --------------  -------------  --------------
Operating Income                $     26,261    $     57,357   $    (31,096)   $    204,681    $   205,483     $      (802)
                               ==============  ============== ==============  ==============  =============  ==============

Net Income
Utility                              $ 8,088         $ 5,711        $ 2,377        $ 67,096       $ 59,455         $ 7,641
Pipeline and Storage                  11,648            (535)        12,183          34,947         19,280          15,667
Exploration and Production           (15,435)         11,232        (26,667)          6,954         21,381         (14,427)
International                         (3,466)         (3,284)          (182)         (3,359)         1,482          (4,841)
Energy Marketing                         (67)          2,474         (2,541)          6,131          6,940            (809)
Timber                                   988           2,726         (1,738)          8,730          5,964           2,766
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Reportable Segments           1,756          18,324        (16,568)        120,499        114,502           5,997
All Other                               (124)           (102)           (22)            (70)          (564)            494
Corporate                                587            (546)         1,133             370         (1,131)          1,501
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Consolidated                $ 2,219        $ 17,676      $ (15,457)      $ 120,799      $ 112,807         $ 7,992
                               ==============  ============== ==============  ==============  =============  ==============

                                                 NATIONAL FUEL GAS COMPANY
                                                      AND SUBSIDIARIES

                                               SEGMENT INFORMATION (Continued)
                                                    (Thousands of Dollars)

                                             Three Months Ended                            Nine Months Ended
                                                  June 30,                                       June 30,
                                               (Unaudited)                                    (Unaudited)
                               ---------------------------------------------  ---------------------------------------------
                                                                 Increase                                       Increase
                                     2003            2002       (Decrease)         2003            2002        (Decrease)
                               --------------  -------------- --------------  --------------  -------------  --------------

Depreciation, Depletion
 and Amortization:
Utility                            $ 9,582         $ 9,389          $ 193         $ 28,608         $ 27,989          $ 619
Pipeline and Storage                 8,834           5,944          2,890           22,330           17,676          4,654
Exploration and Production          23,197          25,644         (2,447)          75,034           74,578            456
International                        3,607           3,070            537           10,353            8,693          1,660
Energy Marketing                        31              34             (3)              85              121            (36)
Timber                               1,935             712          1,223            5,653            2,825          2,828
                              -------------  --------------  -------------    -------------   --------------  -------------
   Total Reportable Segments        47,186          44,793          2,393          142,063          131,882         10,181
All Other                               73              23             50              105               92             13
Corporate                                -               -              -                -                2             (2)
                              -------------  --------------  -------------    -------------   --------------  -------------
   Total Consolidated             $ 47,259        $ 44,816        $ 2,443        $ 142,168        $ 131,976       $ 10,192
                              =============  ==============  =============    =============   ==============  =============

Expenditures for
 Long-Lived Assets
Utility                           $ 12,302        $ 13,460       $ (1,158)        $ 36,034         $ 35,440          $ 594
Pipeline and Storage                 3,540           6,234         (2,694)         194,826           18,675        176,151
Exploration and Production          15,915          25,242         (9,327)          43,267           94,253        (50,986)
International                        1,129             654            475            1,684            3,325         (1,641)
Energy Marketing                        62               2             60              154               37            117
Timber                                 633          20,847        (20,214)           1,672           24,380        (22,708)
                              -------------  --------------  -------------    -------------   --------------  -------------
   Total Reportable Segments        33,581          66,439        (32,858)         277,637          176,110        101,527
All Other                           48,111              11         48,100           48,111               11         48,100
Corporate                              353               -            353              353                -            353
                              -------------  --------------  -------------    -------------   --------------  -------------
   Total Consolidated             $ 82,045        $ 66,450       $ 15,595        $ 326,101        $ 176,121      $ 149,980
                              =============  ==============  =============    =============   ==============  =============

         DEGREE DAYS
                                                                                                  Percent Colder
                                                                                                  (Warmer) Than:
Three Months Ended June 30           Normal          2003             2002            Normal        Last Year
                                 --------------  -------------    -------------   --------------  -------------

  Buffalo, NY                          956           1,028            1,039              7.5           (1.1)
  Erie, PA                             867             987              926             13.8            6.6

Nine Months Ended June 30

  Buffalo, NY                        6,617           7,030            5,753              6.2           22.2
  Erie, PA                           6,036           6,673            5,283             10.6           26.3

                                                     NATIONAL FUEL GAS COMPANY
                                                         AND SUBSIDIARIES

                                              EXPLORATION AND PRODUCTION INFORMATION

                                                                Three Months Ended                      Nine Months Ended
                                                                    June 30,                                  June 30,
                                                       -------------------------------------    ------------------------------------
                                                                                 Increase                                Increase
                                                         2003         2002      (Decrease)        2003        2002      (Decrease)
                                                       ----------  -----------  ------------    ----------  ----------  ------------

Gas Production/Prices:
Production (MMcf)
  Gulf Coast                                              4,280        6,779        (2,499)       14,839      19,576         (4,737)
  West Coast                                              1,081        1,211          (130)        3,382       3,654           (272)
  Appalachia                                              1,448        1,108           340         3,836       3,309            527
  Canada                                                  1,249        1,447          (198)        4,280       5,088           (808)
                                                      ----------  -----------  ------------    ----------  ----------   ------------
                                                          8,058       10,545        (2,487)       26,337      31,627         (5,290)
                                                      ==========  ===========  ============    ==========  ==========   ============
Average Prices (Per  Mcf)
  Gulf Coast                                             $ 5.52       $ 3.37        $ 2.15        $ 5.42      $ 2.74         $ 2.68
  West Coast                                               5.30         3.35          1.95          5.01        2.68           2.33
  Appalachia                                               5.98         3.75          2.23          4.92        3.75           1.17
  Canada                                                   5.55         3.04          2.51          4.81        2.32           2.49
    Weighted Average                                       5.58         3.36          2.22          5.19        2.77           2.42
    Weighted Average after Hedging                         4.83         3.73          1.10          4.43        3.52           0.91

Oil Production/Prices:
Production (Thousands of Barrels)
  Gulf Coast                                                330          519          (189)        1,121       1,411           (290)
  West Coast                                                712          759           (47)        2,179       2,255            (76)
  Appalachia                                                  3            2             1             7           4              3
  Canada                                                    573          703          (130)        1,817       2,191           (374)
                                                      ----------  -----------  ------------    ----------  ----------   ------------
                                                          1,618        1,983          (365)        5,124       5,861           (737)
                                                      ==========  ===========  ============    ==========  ==========   ============

Average Prices (Per Barrel)
  Gulf Coast                                            $ 28.02      $ 24.92        $ 3.10       $ 29.23     $ 21.59         $ 7.64
  West Coast                                              24.44        22.56          1.88         26.08       18.37           7.71
  Appalachia                                              30.51        23.31          7.20         28.79       22.99           5.80
  Canada                                                  25.36        23.24          2.12         26.19       18.28           7.91
    Weighted Average                                      25.51        23.42          2.09         26.81       19.12           7.69
    Weighted Average after Hedging                        21.16        22.10         (0.94)        21.81       19.22           2.59

Total Production (Mmcfe)                                 17,766       22,443        (4,677)       57,081      66,793         (9,712)
                                                      ==========  ===========  ============    ==========  ==========   ============

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe                $ 0.31       $ 0.27        $ 0.04        $ 0.29      $ 0.27 **      $ 0.02
Lease Operating Expense per Mcfe                         $ 1.01       $ 0.91        $ 0.10        $ 0.91      $ 0.83         $ 0.08
Depreciation, Depletion & Amortization per Mcfe          $ 1.31 *     $ 1.14        $ 0.17        $ 1.31      $ 1.12         $ 0.19

* Excludes impairment of oil and gas producing properties
** Excludes the impact of the Enron impairment

                                             NATIONAL FUEL GAS COMPANY
                                                  AND SUBSIDIARIES

                                       EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remainder of Fiscal 2003

SWAPS                                                          Volume         Average Hedge Price
Oil                                                             0.8 MMBBL     $21.28 / BBL
Gas                                                             3.7 BCF       $4.43 / MCF

No-cost Collars                                                Volume         Floor Price              Ceiling Price
Oil                                                             0.3 MMBBL     $22.00 / BBL             $25.80 / BBL
Gas                                                             1.8 BCF       $3.92 / MCF              $4.77 / MCF

Hedging Summary for Fiscal 2004

SWAPS                                                          Volume         Average Hedge Price
Oil                                                             1.7 MMBBL     $25.59 / BBL
Gas                                                             8.4 BCF       $4.00 / MCF

No-cost Collars                                                Volume         Floor Price              Ceiling Price
Oil                                                             0.9 MMBBL     $23.38 / BBL             $27.73 / BBL
Gas                                                             2.1 BCF       $3.23 / MCF              $7.25 / MCF

Hedging Summary for Fiscal 2005

SWAPS                                                          Volume        Average Hedge Price
Oil                                                             0.2 MMBBL     $24.60 / BBL
Gas                                                                 -                   -

No-cost Collars                                                Volume         Floor Price              Ceiling Price
Oil                                                                 -                   -                    -
Gas                                                             0.7 BCF       $3.18 / MCF              $7.53 / MCF

Drilling Program Nine Months Ended June 30, 2003:
Gross Wells Drilled                                              United
                                                                 States              Canada                Total
                                                               ------------   ----------------------   --------------
Exploratory
    Successful                                                           5                       14               19
    Unsuccessful                                                         -                        2                2
Developmental
    Successful                                                          58                       18               76
    Unsuccessful                                                         -                        4                4
Total
    Successful                                                          63                       32               95
    Unsuccessful                                                         -                        6                6

Success Ratio                                                         100%                      84%              94%

                                                  NATIONAL FUEL GAS COMPANY
                                                       AND SUBSIDIARIES

Utility Throughput - (millions of cubic feet - MMcf)
                                                   Three Months Ended                         Nine Months Ended
                                                        June 30,                                    June 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                    Increase
                                            2003          2002       (Decrease)        2003           2002       (Decrease)
                                         -----------   -----------   -----------    ------------   -----------   -----------
    Residential Sales                        12,172        12,747          (575)         71,740        60,338        11,402
    Commercial Sales                          2,069         2,199          (130)         13,367        10,794         2,573
    Industrial Sales                            654           866          (212)          2,900         2,458           442
                                         -----------   -----------   -----------    ------------   -----------   -----------
                                             14,895        15,812          (917)         88,007        73,590        14,417
                                         -----------   -----------   -----------    ------------   -----------   -----------
     Off-System Sales                         4,587         5,279          (692)         14,196        16,879        (2,683)
    Transportation                           14,510        15,482          (972)         55,496        51,991         3,505
                                         -----------   -----------   -----------    ------------   -----------   -----------
                                             33,992        36,573        (2,581)        157,699       142,460        15,239
                                         ===========   ===========   ===========    ============   ===========   ===========

Pipeline & Storage Throughput- (MMcf)
                                                   Three Months Ended                         Nine Months Ended
                                                        June 30,                                    June 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                    Increase
                                            2003          2002       (Decrease)        2003           2002       (Decrease)
                                         -----------   -----------   -----------    ------------   -----------   -----------
    Firm Transportation - Affiliated         22,272        22,574          (302)        119,838       100,293        19,545
    Firm Transportation - Non-Affiliated     47,660        40,930         6,730         165,242       134,649        30,593
    Interruptible Transportation              3,173         1,384         1,789           7,487         5,251         2,236
                                         -----------   -----------   -----------    ------------   -----------   -----------
                                             73,105        64,888         8,217         292,567       240,193        52,374
                                         ===========   ===========   ===========    ============   ===========   ===========

Energy Marketing Volumes
                                                   Three Months Ended                         Nine Months Ended
                                                        June 30,                                    June 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                    Increase
                                            2003          2002       (Decrease)        2003           2002       (Decrease)
                                         -----------   -----------   -----------    ------------   -----------   -----------
    Natural Gas (MMcf)                       11,945         8,975         2,970          38,607        27,950        10,657
                                         ===========   ===========   ===========    ============   ===========   ===========

International Sales Volumes
                                                   Three Months Ended                         Nine Months Ended
                                                        June 30,                                    June 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                    Increase
                                            2003          2002       (Decrease)        2003           2002       (Decrease)
                                         -----------   -----------   -----------    ------------   -----------   -----------
    Heating (Gigajoules)                  1,144,220     1,251,064      (106,844)      8,203,420     8,016,670       186,750
                                         ===========   ===========   ===========    ============   ===========   ===========

    Electricity (Megawatt hours)            203,582       238,417       (34,835)        800,630       789,002        11,628
                                         ===========   ===========   ===========    ============   ===========   ===========

Timber Board Feet (Thousands)
                                                   Three Months Ended                         Nine Months Ended
                                                        June 30,                                    June 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                    Increase
                                            2003          2002       (Decrease)        2003           2002       (Decrease)
                                         -----------   -----------   -----------    ------------   -----------   -----------
   Log Sales                                  1,091         1,794          (703)          6,828         6,221           607
   Green Lumber Sales                         2,296         3,146          (850)          9,312         9,812          (500)
   Kiln Dry Lumber Sales                      3,766         2,841           925           9,847         7,771         2,076
                                         -----------   -----------   -----------    ------------   -----------   -----------
                                              7,153         7,781          (628)         25,987        23,804         2,183
                                         ===========   ===========   ===========    ============   ===========   ===========

                      NATIONAL FUEL GAS COMPANY
                           AND SUBSIDIARIES

Quarter Ended June 30 (unaudited)              2003           2002
                                           -------------  --------------

  Operating Revenues                       $ 449,530,000  $  350,123,000
                                           =============  ==============

  Income Before Cumulative Effect          $   2,219,000   $  17,676,000
  Cumul. Effect of Changes in Accounting               -              -
                                           -------------  --------------
  Net Income Available for Common Stock    $   2,219,000   $  17,676,000
                                           =============  ==============

  Earnings Per Common Share:
   Basic:
     Income Before Cumulative Effect             $ 0.03          $ 0.22
     Cumul. Effect of Changes in Accounting           -               -
                                           -------------  --------------
     Net Income Available for Common Stock       $ 0.03          $ 0.22
                                           =============  ==============

   Diluted:
     Income Before Cumulative Effect             $ 0.03          $ 0.22
     Cumul. Effect of Changes in Accounting           -               -
                                           -------------  --------------
     Net Income Available for Common Stock       $ 0.03          $ 0.22
                                           =============  ==============

   Weighted Average Common Shares:
      Used in Basic Calculation               80,890,982      79,966,075
                                           =============  ==============
      Used in Diluted Calculation             81,914,060      80,840,436
                                           =============  ==============

Nine Months Ended June 30 (unaudited)

  Operating Revenues                       $1,738,302,000 $1,219,887,000
                                           ============== ==============

  Income Before Cumulative Effect          $  129,691,000  $ 112,807,000
  Cumul. Effect of Changes in Accounting       (8,892,000)             -
                                           -------------- --------------
  Net Income Available for Common Stock    $  120,799,000  $ 112,807,000
                                           ============== ==============

  Earnings Per Common Share:
   Basic:
     Income Before Cumulative Effect             $ 1.61          $ 1.42
     Cumul. Effect of Changes in Accounting       (0.11)              -
                                           -------------  --------------
     Net Income Available for Common Stock       $ 1.50          $ 1.42
                                           =============  ==============

   Diluted:
     Income Before Cumulative Effect             $ 1.60          $ 1.40
     Cumul. Effect of Changes in Accounting       (0.11)              -
                                           -------------  --------------
     Net Income Available for Common Stock       $ 1.49          $ 1.40
                                           =============  ==============

   Weighted Average Common Shares:
      Used in Basic Calculation               80,627,319      79,700,002
                                           =============  ==============
      Used in Diluted Calculation             81,095,757      80,673,096
                                           =============  ==============

Twelve Months Ended June 30 (unaudited)

  Operating Revenues                      $1,982,911,000 $ 1,469,789,000
                                           =============  ==============

  Income Before Cumulative Effect          $ 134,566,000   $  13,428,000
  Cumul. Effect of Changes in Accounting      (8,892,000)              -
                                           -------------  --------------
  Net Income Available for Common Stock    $ 125,674,000   $  13,428,000
                                           =============  ==============

  Earnings Per Common Share:
   Basic:
     Income Before Cumulative Effect             $ 1.67          $ 0.17
     Cumul. Effect of Changes in Accounting       (0.11)              -
                                           -------------  --------------
     Net Income Available for Common Stock       $ 1.56          $ 0.17
                                           =============  ==============

   Diluted:
     Income Before Cumulative Effect             $ 1.66          $ 0.17
     Cumul. Effect of Changes in Accounting       (0.11)              -
                                           -------------  --------------
     Net Income Available for Common Stock       $ 1.55          $ 0.17
                                           =============  ==============

   Weighted Average Common Shares:
      Used in Basic Calculation               80,515,018      79,609,025
                                           =============  ==============
      Used in Diluted Calculation             80,909,655      80,629,229
                                           =============  ==============